UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2011

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 200 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                                  Entry into a Material Definitive Agreement

On September 20, 2011, Helicos BioSciences Corporation (“Helicos” or the “Company”) entered into a Seventh Amendment to Lease (the “Seventh Amendment”) with RB Kendall Fee, LLC (the “Landlord”).  The Seventh Amendment amends the Lease dated as of December 30, 2005, as amended, by and between Landlord’s predecessor in interest and Helicos (the “Lease”), in connection with the Company’s headquarters space located at One Kendall Square, Cambridge, Massachusetts.

Pursuant to the Seventh Amendment, the term of the Lease with respect to approximately 6,689 square feet of the Company’s facility will be extended until December 31, 2012 at a gross rate of approximately $16,722 per month, including taxes, and utilities. Pursuant to the Seventh Amendment, the remaining leased space at the Company’s facility will be surrendered by the Company. The foregoing description of the Seventh Amendment is subject to, and qualified in its entirety by, reference to the Seventh Amendment, a copy of which is included as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                            Exhibits

Exhibit No.	Description

10.1	Seventh Amendment to Lease, dated as of September 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
Date: September 22, 2011	Name:	Jeffrey R. Moore
	Title:	Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Seventh Amendment to Lease, dated as of September 20, 2011